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                                                                   EXHIBIT 10.05

                             CONTRACT OF EMPLOYMENT

                  (including particulars of terms of employment
                   required by the Employment Rights Act 1996)




EMPLOYER UDATE.COM LIMITED of New Enterprise House, St Helens Street, Derby, DE1 3GY ("the Company")

EMPLOYEE ANTHONY DUNN of Apartment 501, 223 Regent Street, London, W1R 8QD

DATE: May 3, 2000



1.      COMMENCEMENT OF EMPLOYMENT

        1.1 Your employment with the Company will begin on 15th May 2000 which is the date of commencement of your period of continuous employment.

        1.2 Your period of continuous employment began on 1 August 1998. Employment with Icebreakers Personal Network Limited will count as part of your period of continuous employment with the Company.

2.      JOB TITLE

        You are employed as the Chief Technical Officer.



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3.      DUTIES

        3.1 You will carry out such duties and comply with such instructions consistent with your position and status as the Company reasonably determines from time to time.

        3.2     You will report to The Chief Executive Officer.

4.      PLACE OF WORK

        Your place of work will be the Company's offices at New Enterprise House, St Helens Street, Derby but you may be required to work at any other location in the United Kingdom and it is a condition of your employment that you comply with any such requirement. You are not currently required to work outside the United Kingdom other than business trips in the course of your duties.


5.      REMUNERATION

        5.1 Your basic salary will be Pound Sterling87,500 per annum which is payable monthly in arrears on the last Friday of each month by bank giro credit direct to your bank.

        5.2 You will be entitled to receive a bonus which will be calculated at 40% of salary subject to terms and conditions to be agreed between the parties within three months of the date of commencement of your employment.



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        5.3     You will be entitled to receive a Motor Car Allowance of Pound
                Sterling16,000 per annum which is payable monthly in arrears on the last Friday of each month by bank giro credit direct to your bank. The allowance is to enable you to purchase or lease a motor vehicle for business and private use, such vehicle to be approved by the Company as suitably commensurate with your status. The allowance will also cover the cost of road fund licence, insurance premiums and running expenses in respect of the motor car including fuel, oil, maintenance and repairs.

6.      EXPENSES

        If you incur travelling expenses (other than travel to and from work), accommodation or other expenses in the course of carrying out your duties, you will be reimbursed for these by the Company on production of appropriate vouchers or receipts.


7.      HOURS OF WORK

        7.1 Your normal hours of work are from 9.00am until 5.00pm Monday to Friday inclusive with a one hour break for lunch to be taken between 1.00pm and 2.00pm.

        7.2 You will be required to work such additional hours as may be necessary for the proper performance of your duties, for which you will receive no additional payment.



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8.      HOLIDAYS AND HOLIDAY PAY

        8.1 You are entitled, in addition to the usual bank and public holidays, to 20 working days' paid holiday in each calendar year of employment. Where you are employed for part of a calendar year only - either on commencement or termination of your employment - you will be entitled to paid holiday pro rata to the number of complete calendar months worked by you in the relevant calendar year. The dates of your holiday must be approved beforehand by your Manager. Unused holiday entitlement may not be carried forward to the next year without the written permission of your manager.

        8.2 On the termination of your employment, where you have taken more or less than your holiday entitlement as calculated above, an adjustment based on your normal rate of pay will be made in your final pay. The adjustment will be either by way of deduction if you have taken more than your entitlement, or by way of an additional payment where you have taken less than your entitlement, calculated on a pro rata basis by reference to the number of days' holiday in respect of which such adjustment is made.

9.      SICKNESS AND SICK PAY

        9.1 If you are absent from work due to illness or injury or for any other reason you must let the Company know by 10.30am on your first day of absence that you will be unable to attend. You must also keep the Company advised regularly if you continue to be absent and of your likely return date. If you are absent due to sickness or injury for one day or more,



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                immediately you return to work you must obtain and complete a sickness self-certification and submit it to your manager.

        9.2 If you are absent for more than seven consecutive days (including Saturdays and Sundays) due to illness or injury you must obtain a doctor's certificate where appropriate at your own expense and give or send it immediately to your manager. Thereafter any further absence must continue to be supported by doctor's certificates.

        9.3 Failure to comply with the above procedures will result in the loss of the discretionary element of Company sick pay (referred to below) and may also disqualify you from receiving Statutory Sick Pay ("SSP"). For the avoidance of doubt the Company will be entitled to terminate your employment in accordance with the terms of this Contract (whether with or without notice as appropriate in the circumstances) during any period of sickness absence.

                9.3.1 Provided that you have complied with the requirements above, the Company will continue to pay you at your normal rate of pay during any unavoidable absence through sickness or injury (whether continuous or intermittent) up to a maximum, in any period of 12 consecutive months, of four weeks at full pay, then four weeks at half pay and thereafter at the discretion of the Company. Any payment made to you under this provision will include any entitlement which you may have to receive SSP from the Company. Company sick pay will be reduced by the amount of any Social Security benefits recoverable by you (whether or not recovered) in respect of your illness or injury.



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9.4     Your "qualifying days" for SSP purposes are Monday to Friday
        (inclusive).


10.     PENSION AND OTHER BENEFITS


        10.1 There is no Company pension scheme and no contracting out certificate has been obtained in respect of your employment.


        10.2 You will be eligible for immediate insurance cover under the Company's life assurance scheme, (or any other scheme providing an equivalent benefit) subject to the rules of the scheme from time to time and such evidence of health as such insurance company may require.

        10.3 You will be eligible for immediate medical expenses insurance and permanent health insurance.

11.     SHARE OPTION SCHEME

        You may be invited to participate in the Company's Share Option Scheme ("the Share Option Scheme") in accordance with its rules from time to time ("the Rules").

12.     CONFIDENTIALITY

        12.1 In the ordinary course of your employment you will be exposed to information about the business of the Company and the Group and the suppliers and customers of the Company and the Group which is confidential or is commercially sensitive and which may not be readily available to competitors



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                or the general public and which if disclosed will be liable to cause significant harm to the Company or the Group.

        12.2 You must not whether during or after your employment, except as authorised or required by your duties as an employee of the Company, reveal to any person, firm, company or organisation or otherwise make use of any of the trade secrets, secret or confidential operations, processes or dealings or any information (other than that within the public domain) concerning the organisation, business, finances, transactions or affairs of the Company or any Group company (including lists of the customers or clients) of the Company or of any such company which may come to your knowledge during your employment. Nothing in this clause will prevent you from disclosing information to comply with a Court Order or perform any statutory obligation on you to do so.

13.     ACTIVITIES DURING YOUR EMPLOYMENT

        You will not during your employment, except with the written consent of the Company, be directly or indirectly engaged, concerned or interested in any other trade, business or occupation whatsoever. Further, you must not during your employment except with the Company's written consent, introduce to any other competing business orders for goods or services with which the Company is able to deal.



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14.     DISCIPLINARY AND GRIEVANCE PROCEDURE

        14.1 The Company does not operate a formal disciplinary procedure which is applicable to your employment. If you have any grievance in relation to your employment you should raise it with your manager in writing. If the matter is not resolved you may then take it up in writing with the Chief Executive Officer whose decision will be final.


15.     TERMINATION OF EMPLOYMENT

        15.1 Subject as follows the Company can terminate your employment at any time by giving you twelve calendar months' written notice.

        15.2 You may terminate your employment at any time by giving the Company at least six calendar months' written notice.

        15.3 The Company has the right to terminate your employment without notice if you breach the terms and conditions of your employment and/or in the case of gross misconduct. Gross misconduct includes (but is not limited to) dishonesty, fraud, insider dealing, breach of company confidentiality, pilferage, being under the influence of alcohol or prescribed drugs or other substances at work, flagrant disobedience of reasonable orders from superiors, causing actual or threatening physical harm, harassment (sexual racial or by reason of another's disability) and causing damage to Company property.



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16.     COMPANY PROPERTY

        On request and in any event on termination of your employment for any reason you are required to return to the Company all company property including any company car, company credit or charge cards, your security pass, all keys, computer hard and software including discs and all documents in whatever form (including notes and minutes of meetings, customer lists, diaries and address books, computer printouts, plans, projections) together with all copies which are in your possession or under your control. The ownership of all such property and documents will at all time remain vested in the Company.

17.     ACTIVITIES ON TERMINATION

        17.1 For the purposes of this clause "RELEVANT GOODS OR SERVICES" are goods or services which are the same as or of a similar kind to those which in the period of 12 months before the termination of your employment have been dealt in or supplied by you in the course of your duties for the Company or any Group Company, "RELEVANT CUSTOMER" means any person, firm, company or organisation with whom you have dealt in the period of 12 months before the termination of your employment and who as a result of your dealings has bought goods or services from or been supplied with goods or services by the Company or any Group Company; and "CRITICAL PERSON" means any person who at any time during the period of 12 months before termination of your employment was an employee, director, officer or agent of the Company or any Group Company, who by reason of his or



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                her employment, appointment or engagement and particular his/her seniority, or expertise and knowledge of trade secrets or confidential information of the Company or any Group Company is likely to be able to assist or benefit a competitor of the Company or any Group Company.

        17.2 In the course of your employment by the Company you will have dealings with the suppliers and customers of the Company and of the Group and access to the confidential information of the Company the Group and their officers, employees and customers and in order to safeguard the Company's business and that of the Group you have agreed the following terms.

        17.3 You will not from the date of termination of your employment either on your own account(whether directly or indirectly) or as a representative employee, partner, director, financier, shareholder or agent of any other person, firm, company or organisation:-

        17.4 For a period of 12 months engage or be concerned in selling any relevant good or services within the sales area or areas in which you have operated in the last 12 months of your employment; or

        17.5 For a period of 12 months within a radius of 12 miles of any premises of the Company or any Group company from or at which you worked in the last 12 months of your employment supply any relevant goods or services to any relevant customer; or for a period of 12 months have any dealings in the sale or supply of any relevant goods or services to any relevant customer; or



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        17.6    For a period of 12 months canvass or solicit orders for any relevant goods or services from any relevant customer; or

        17.7 For a period of 12 months directly or indirectly in connection with a business the same as or materially similar to that carried out by the Company or any Group Company when your employment terminates, solicit, induce or entice away from the Company or any Group Company any critical person or employ, engage or cause, procure or encourage the employment or engagement in any capacity by you or by any person, firm, company or organisation of any critical person.

        17.8 If after your employment ends you propose to enter into any contract of employment, appointment or engagement you must before so doing bring all the terms of this Contract (particularly Clause 11 to 16 and 18) to the attention of any proposed new employer or organisation appointing you.

18.     COPYRIGHT

        18.1 The entire copyright, design right and rights of a similar nature throughout the world in works of any description made by you in the course of or in connection with your employment under this Contract are owned by the Company.



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        18.2    You will (both during or after the termination of your
                employment) at the request and expense of the Company do everything (including executing documents) that may be required by the Company to protect, perfect or enforce all rights granted or confirmed to the Company.

19.     PATENTS

        19.1 If you make any invention (whether patentable or not) during the course of your employment you must disclose full details to the Company immediately and you must not disclose details of the existence or nature of the invention to anyone else. On termination of your employment for any reason you will be required to confirm that you have disclosed to the Company full details of all such inventions.

        19.2 inventions will belong solely to the Company subject to any statutory rights you may have.

        19.3 You will at the request and expense of the Company do everything (including executing documents) that the company may enquire to obtain, secure, enforce or commercially exploit intellectual property rights in any such inventions.

        19.4 You acknowledge the need for the strictest secrecy in respect of all inventions and other industrial technology of the Company.



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20.     NORMAL RETIREMENT AGE

        Your normal retirement age is 65 years and your employment will automatically terminate when you reach this age.

21.     DEDUCTIONS

        You hereby authorise the Company to deduct from your pay (including holiday pay, sick pay, bonus or commission and pay in lieu of notice) any amounts which are owed by you to the Company or any other company in the Group (including any season ticket or other loans, travel allowance, expenses float or relocation assistance ).

22.     RULES, POLICIES, PROCEDURES

        You must comply at all times with the Company's rules and procedures relating to equal opportunities, harassment, health and safety, compliance, external interests and all other rules and procedures introduced by the Company from time to time. Copies of all rules, policies and procedures can be obtained from the Company Secretary. For the avoidance of doubt such rules, policies and procedures are not incorporated by reference into this Contract and they can be changed, replaced or withdrawn at any time at the discretion of the Company. Breach of any Company rules, policies or procedures may result in disciplinary action.



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23.     ENTIRE AGREEMENT

        This Contract contains the entire and only agreement between us and supersedes all previous agreements between you and the Company, except for the agreement to be reached between the parties concerning the terms and conditions relating to your entitlement to a bonus payment.


24.     MEANING OF WORDS USED

        In this Contract "Group" means the Company any holding company of the Company for the time being and any subsidiary (as defined in Section 736 of the Companies Act 1985) for the time being of the Company or its holding company and "Group company" means any company in the Group.


Signed on behalf of the

Company by    Melvyn Morris CEO       Date        3rd May         2000




I understand and agree to the terms and conditions of my Contract of Employment as set out above.

Employee's signature .../s/ Anthony Dunn....... Date 3rd May      2000

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